UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 18, 2012
Date of Report (Date of the earliest event reported)

Keystone Consolidated Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3919	37-0364250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1740, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(972) 458-0028

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 260.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The registrant held its 2012 annual meeting of stockholders on May 18, 2012.  At the 2012 annual meeting, the registrant’s stockholders voted on the two proposals described in detail in the registrant’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 13, 2012. Stockholders present at the 2012 annual meeting, either in person or by proxy, represented 92.1% of the 12,101,932 shares eligible to vote at the meeting.

Proposal 1:  Election of Directors

The registrant’s stockholders elected Keith R. Coogan to the Company’s board of directors and re-elected Dr. Thomas E. Barry, Glenn R. Simmons, Steven L. Watson and Donald P. Zima as directors.  Each director nominee received votes “For” his re-election from at least 88.8% of the shares eligible to vote at the annual meeting.

Proposal 2:  Say-on-Pay, Nonbinding Advisory Resolution on Named Executive Compensation

The registrant’s stockholders adopted a resolution, on a nonbinding advisory basis, approving the compensation of the registrant’s named executive officers as described in the registrant’s 2012 proxy statement.  The resolution received the approval from 91.9% of the shares eligible to vote at the annual meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSTONE CONSOLIDATED INDUSTRIES, INC.
(Registrant)

By:          /s/ Bert E. Downing, Jr.
Bert E. Downing, Jr.
Vice President, Chief Financial Officer, Corporate Controller and Treasurer

Date:  May 18, 2012